UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
AMENDMENT NO. 1

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2015

Asia Equity Exchange Group, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	333-192272	46-3366428
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Unit 1705, Donfang Science and Technology Mansion, Nanshan Distrcit, Shenzhen China  518000
 (Address of principal executive offices)

Registrant's Telephone Number, including area code:  +86 137 23493273

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

EXPLANATORY NOTE

We are filing this Amendment No. 1 to Form 8-K ("Amended Report") that we filed on July 22, 2015 (the "Original Report"), in order to correct information contained in the Original Report. This Amended Report speaks as of the date of the Original Report, and may not reflect events occurring after the filing of the Original Report, nor does it modify or update the disclosures presented therein and not referenced herein, except with regard to the modifications described in this Explanatory Note. Accordingly, this Amended Report should be read in conjunction with the Original Report and our other reports filed with the SEC subsequent to the filing of our Original Report, including any amendments to those filings.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 8, 2015, the Board of Directors authorized a ten for one (10:1) forward stock split for shareholders of record as of July 10, 2015 (the "Forward Split"),  to be effectuated upon the filing of our amended Articles of Incorporation. The amended Articles of Incorporation were filed with the state of Nevada on July 22, 2015. Accordingly, the Registrant's outstanding number of shares of common stock increased correspondingly from 14,600,000 to 146,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA EQUITY EXCHANGE GROUP, INC.

July 24, 2015	/s/ Liu Jun
Liu Jun, President